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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 24, 2002
               (Date of Report - Date of earliest event reported)

                              TB WOOD'S CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                         1-14182             25-1771145
 (State or other jurisdiction              Commission         (I.R.S. Employer
of incorporation or organization)          File Number       Identification No.)

         440 NORTH FIFTH AVENUE, CHAMBERSBURG PA               17201
         (Address of principal executive office)             (Zip Code)

                                  717-264-7161
              (Registrant's telephone number, including area code)


Item 4.  Changes in Registrant's Certifying Accountant

On June 17, 2002, Arthur Andersen LLP ("Andersen") informed TB Wood's Corporation (the "Company") that it would no longer be able to fulfill its services as the Company's independent public accountants. As a result, the Company engaged Grant Thornton LLP ("Grant") to serve as the Company's independent public accountants for the year ending December 27, 2002 (Fiscal
2002) in accordance with the recommendation of the Audit Committee of its Board of Directors.

Andersen's reports on the Company's financial statements for the two fiscal years ended December 29, 2000 and December 28, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two fiscal years ended December 29, 2000 and December 28, 2001, and the subsequent interim period preceding the decisions to change independent public accountants, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in the audit reports of the Company's consolidated financial statements for such years. There were no reportable events described under Item 304 (a)(1)(v) of Regulation S-K during the two most recent fiscal years and the subsequent interim period through June 17, 2002.

The Company provided Andersen with a copy of the foregoing disclosures. A letter from Andersen dated June 21, 2002 stating its agreement with these statements is attached as Exhibit 16.

In the two fiscal years ended December 29, 2000 and December 28, 2001, and through the date hereof, the Company did not consult with Grant with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.


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Item 7.  Financial Statements and Exhibits

(a)  Not Applicable
(b)  Not Applicable
(c)  Exhibits

Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 27, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TB WOOD'S CORPORATION



By /s/ Thomas F. Tatarczuch
   ----------------------------------
Vice President-Finance
(Principal Financial and Accounting Officer)

Date:    June 24,  2002